EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138888, 333-155673, 333-162475, 333-162476 and 333-162477) and on Form S-8 (No. 333-91141, 333-54118, 333-74920, 333-122806 and 333-141185) of Plains All American Pipeline, L.P. of our report dated February 26, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers, LLP

Houston, Texas

February 26, 2010